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                                                                   Exhibit 23.04


                        CONSENT OF INDEPENDENT AUDITOR


     We consent to the incorporation by reference in the registration statement on Form S-3 with respect to 10,011,236 shares of Common Stock of Lernout & Hauspie Speech Products N.V. of our report dated September 2, 1999, with respect to the financial statements of Brussels Translation N.V. included in Form 6-K of Lernout & Hauspie Speech Products N.V. filed with the Securities and Exchange Commission on September 9, 1999.


Gent, Belgium
June 27, 2000

Ernst & Young Reviseurs d'Enterprises SCC (B 160)

/s/ Marc Cosaert
----------------
Marc Cosaert,
Partner

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